                                               OPPENHEIMERFUNDS, INC.
                                                498 Seventh Avenue
                                             New York, New York 10018

February 26, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

                  Re:      Oppenheimer Quest Value Fund, Inc.
                           Reg. No. 2-65223; File No. 811-2944
                           Written Representation of Counsel
                           ----------------------------------------

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Quest Value Fund,  Inc.  (the "Fund") and pursuant to Paragraph  (b)(4) of Rule
485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on Form
N-1A which is  Post-Effective  Amendment  No. 49 to the 1933 Act  Registration  Statement of the Fund and Amendment
No. 50 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as amended,  the  undersigned counsel,  who prepared or reviewed  such  Amendment,  hereby  represents  to the  Commission,  for filing with such
Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

                                                              Very truly yours,

                                                              /s/ Merryl Hoffman
                                                              ------------------------
                                                              Merryl Hoffman
                                                              Vice President &
                                                              Senior Counsel
                                                              (212) 323-0248

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